UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 6, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 6, 2009, upon the recommendation of the Compensation and Nominating Committee, the Board of Directors of Carmike Cinemas, Inc. (the “Company”) elected James A. Fleming as a member of the Board of Directors, filling a vacancy created by the resignation of Michael W. Patrick, the Company’s former chief executive officer. Mr. Fleming’s election to the Board of Directors is effective the first day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with the Securities and Exchange Commission (the “Effective Date”). Mr. Fleming also was appointed, effective upon the Effective Date, to serve as a member of the Audit Committee. Mr. Fleming was not elected pursuant to any arrangement or understanding between him and any other persons and there are no prior relationships between Mr. Fleming and the Company or transactions with the Company in which Mr. Fleming had any material interest. Mr. Fleming will be entitled to compensation in accordance with the Company’s non-employee director compensation package.

Mr. Fleming has served as Executive Vice President and Chief Financial Officer of Cousins Properties Incorporated, a leading diversified real estate company, based in Atlanta and listed on the New York Stock Exchange, since August 2004. From July 2001 to August 2004, Mr. Fleming was Senior Vice President, General Counsel and Secretary of Cousins Properties. Prior to joining Cousins Properties, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray from October 1994 until July 2001.

Form of Indemnification Agreement

The Company intends to enter into an Indemnification Agreement (the “Indemnification Agreement”) on its standard form for such agreements with Mr. Fleming, effective upon the Effective Date.

Under the Indemnification Agreement, the Company will agree to indemnify Mr. Fleming against liability, subject to certain limitations, arising out of his performance of his duties to the Company. The Indemnification Agreement will provide indemnification in addition to the indemnification provided by the Company’s certificate of incorporation, by-laws and applicable law. Among other things, the Indemnification Agreement will provide indemnification for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by Mr. Fleming in any action or proceeding, including any action by or in the right of the Company, arising out of his service to the Company or to any other entity to which he provides services at the Company’s request. Further, the Company will agree to advance expenses, subject to certain limitations, Mr. Fleming may incur as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is a general description only and is qualified it its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Form of Indemnification Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: March 11, 2009	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Indemnification Agreement.